Exhibit 10.66


                   LOVETT, GAS TURBINE AND HYDROELECTRIC
                       GENERATING FACILITIES GUARANTY

           This Guaranty (this "Guaranty"), dated as of November 24, 1998, is given by Southern Energy, Inc., a Delaware corporation (the
 "Guarantor"), in favor of Orange and Rockland Utilities, Inc., a New York corporation ("O&R").

                                  RECITALS

           WHEREAS, Southern Energy Lovett, L.L.C., a Delaware limited liability company and a direct or indirect wholly-owned subsidiary of the Guarantor ("SEL"), has entered into the Lovett Generating Station Sales Agreement (the "Lovett Sales Agreement"), dated as of the date hereof with O&R pursuant to which SEL has agreed to purchase and O&R has agreed to sell certain electric generating assets, as more particularly set forth therein; and

           WHEREAS, Southern Energy NY-Gen, L.L.C. ("NY-Gen" and together with SEL, the "Buyers" and each individually, a "Buyer") entered into the Gas Turbine and Hydroelectric Generating Station Sales Agreement (the "Gas and Hydro Sales Agreement," together with the Lovett Sales Agreement, the "Asset Sales Agreements"), dated as of the date hereof with O&R, pursuant to which NY-Gen has agreed to purchase and O&R has agreed to sell certain property, as more particularly set forth therein; and

           WHEREAS, Guarantor has agreed to guarantee the payment and performance obligations of (i) SEL under the Lovett Sales Agreements and
 (ii) NY-Gen under the Gas and Hydro Sales Agreement.

           NOW, THEREFORE, the Guarantor agrees as follows:

           Section 1. Definitions. (a) Capitalized terms used herein shall have the meanings assigned to them herein or, if not defined herein, then such terms shall have the meanings assigned to them in the Lovett Sales Agreement and/or the Gas and Hydro Sales Agreement, as applicable.

           Section 2. Guaranty. (a) Guarantor hereby absolutely and irrevocably guarantees to O&R and its successors and permitted assigns, as primary obligor and not merely as a surety, that SEL shall: (i) be bound by and perform (A) the provisions of Sections 3.1 (Purchase Price), 3.2 (Purchase Price Adjustment), Section 3.4 (Proration) and Section 4.2 (Payment of Purchase Price) of the Lovett Sales Agreement; (ii) pay (A) the amounts required to be paid by SEL pursuant to Article IX (Indemnification) of the Lovett Sales Agreement and the Indemnification provisions of each of the Ancillary Agreements, where applicable and (B) all other amounts required to be paid by SEL under the Ancillary Agreements and any other agreement or instrument relating thereto not described in (ii)(A) above; and (iii) promptly perform, observe and comply with all other obligations, covenants, and undertakings and representations and warranties of SEL contained in the Lovett Sales Agreement, the Ancillary Agreement and any other agreement or instrument relating thereto (all of such obligations collectively, the "Guaranteed Lovett Obligations"). Guarantor agrees that such Guaranteed Lovett Obligations shall forthwith become due and payable by Guarantor or be required to be performed by the Guarantor for the purposes of this Guaranty upon the occurrence of any event or condition giving rise to the obligation of SEL so to pay or be performed under the Lovett Sales Agreement, the Ancillary Agreements or any other agreement or instrument relating thereto.

                (b) Guarantor hereby absolutely and irrevocably guarantees to O&R and its successors and permitted assigns, as primary obligor and not merely as a surety, that NY-Gen shall: (i) be bound by and perform, (A) the provisions of Sections 3.1 (Purchase Price), Section 3.2 (Purchase Price Adjustment), Section 3.4 (Proration) and Section 4.2 (Payment of Purchase Price) of the Gas and Hydro Sales Agreement; (ii) pay (A) the amounts required to be paid by NY-Gen pursuant to Article IX (Indemnification) of the Gas and Hydro Sales Agreement and the indemnification provisions of each of the Ancillary Agreements, where applicable and (B) all other amounts required to be paid by NY-Gen under the Ancillary Agreements and any other agreement or instrument relating thereto not described in (ii)(A) above; and (iii) promptly perform, observe and comply with all other obligations, covenants, and undertakings and representations and warranties of NY-Gen contained in the Gas and Hydro Sales Agreement or any other agreement or instrument relating thereto (the "Guaranteed Gas and Hydro Obligations"). Guarantor agrees that such Guaranteed Gas and Hydro Obligations shall forthwith become due and payable by Guarantor or be required to be performed by the Guarantor for the purposes of this Guaranty upon the occurrence of any event or condition giving rise to the obligation of the Buyer so to pay or be performed under the Gas and Hydro Sales Agreement or any other agreement or instrument relating thereto.

                (c) In the event that the Buyers shall fail to perform any such Guaranteed Lovett Obligations or Guaranteed Gas and Hydro Obligations at the times and in the manner provided in the Lovett Sales Agreement, the Gas and Hydro Sales Agreement, the Ancillary Agreements and any other agreement or instrument relating thereto, as applicable, the Guarantor, within thirty (30) days of receipt of written notice from O&R of a Buyer's failure to perform, shall duly perform or cause to be performed the same.

                (d) Subject to the foregoing provisions, this Guaranty shall be an absolute, unconditional, present and continuing guaranty of payment and performance (not merely of collection or collectability) which shall remain in full force and effect until the first to occur of (i) the date that each and all of the Guaranteed Lovett Obligations and Guaranteed Gas and Hydro Obligations shall have been fully and satisfactorily discharged in accordance with the terms and provisions of the Lovett Sales Agreement, the Gas and Hydro Sales Agreement, the Ancillary Agreements and any other agreement or instrument relating thereto or (ii) such date (the "Attainment Date") on or after the second anniversary of the Closing Date (which shall mean the later of the "Closing Date," as defined in the Lovett Sales Agreement and the "Closing Date" as defined in the Gas and Hydro Sales Agreement) that the Buyers together shall have attained for at least four (4) consecutive fiscal quarters (A) a "net worth", as determined in accordance with U.S. generally accepted accounting principles and reflected in a balance sheet certified by an independent certified public accounting firm of national reputation, at least equal to an amount equal to one-third of the sum of the Purchase Price (as described in Section 3.1 of the Lovett Sales Agreement) and the Purchase Price (as described in Section 3.1 of the Gas and Hydro Sales Agreement).

           Section 3. Guaranty Absolute. The liability of Guarantor under this Guaranty shall be unaffected by:

                (a) any lack of validity of the Lovett Sales Agreement or the Gas and Hydro Sales Agreement which is caused by an act or failure to act of either Buyer or the Guarantor;

                (b) the occurrence or continuance of any event of bankruptcy, reorganization or insolvency with respect to either Buyer or any other Person (for purposes hereof, "Person" shall include any natural person, corporation, partnership, firm, association, governmental authority or any other entity whether acting in an individual, fiduciary or other capacity), or the dissolution, liquidation or winding up of either Buyer or any other Person;

                (c) any amendment, supplement, reformation or other modification of the Lovett Sales Agreement or the Gas and Hydro Sales Agreement;

                (d) the exercise, non-exercise or delay in exercising, by O&R or any other Person of any of their rights and remedies under this Guaranty, the Lovett Sales Agreement or the Gas and Hydro Sales Agreement;

                (e) any permitted assignment or other transfer of this Guaranty by O&R or any permitted assignment or other transfer of the Lovett Sales Agreement or the Gas and Hydro Sales Agreement in whole or in part;

                (f)  any change in control of either Buyer;

                (g) any sale, transfer or other disposition by Guarantor of any direct or indirect interest it may have in Buyer; or

                (h) the absence of any notice to, or knowledge by, Guarantor of the existence or occurrence of any of the matters or events set forth in the foregoing clauses.

           Section 4. Waiver. In addition to waiving any defenses to which clauses (a) through (h) of Section 3 may refer:

                (a) Guarantor waives, and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by Guarantor of its obligations under, or the enforcement by O&R of, this Guaranty.

                (b) Guarantor waives all notices, diligence, presentment and demand (whether for nonpayment or protest or of acceptance, maturity, extension of time, change in nature or form of the Guaranteed Lovett Obligations or the Guaranteed Gas and Hydro Obligations, acceptance of security, release of security, composition or agreement arrive at as to the amount of, or the terms of, the Guaranteed Lovett Obligations or the Guaranteed Gas and Hydro Obligations, notice of adverse change in either Buyer's financial condition, or any other fact which might materially increase the risk to Guarantor hereunder) with respect to the Guaranteed Lovett Obligations or the Guaranteed Gas and Hydro Obligations which are not specifically provided for in the Lovett Sales Agreement or the Gas and Hydro Sales Agreement, and any other demands whatsoever which are not specifically provided for in the Lovett Sales Agreement or the Gas and Hydro Sales Agreement, and waives the benefit of all provisions of law which are in conflict with the terms of this Guaranty.

                (c) Until payment and satisfaction in full of all Guaranteed Lovett Obligations and the Guaranteed Gas and Hydro Obligations, Guarantor irrevocably waives any right it may have to bring a case or proceeding against either Buyer by reason of their performance under this Guaranty or with respect to any other obligation of either Buyer to Guarantor, under any state or federal bankruptcy, insolvency, reorganization, moratorium or similar laws for the relief of debtors.

           Section 5. Representations and Warranties. Guarantor represents and warrants as follows:

                (a) Due Organization. Guarantor is a corporation duly organized and validly existing under the laws of Delaware.

                (b) Power and Authority. Guarantor has full corporate power, authority and legal right to enter into this Guaranty and to perform its obligations hereunder.

                (c) Due Authorization. This Guaranty has been duly authorized, executed and delivered by Guarantor.

                (d) Enforceability. This Guaranty constitutes the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally.

                (e) No Conflicts. The execution and delivery by Guarantor of this Guaranty and the performance by Guarantor of its obligations hereunder will not (i) violate the provisions of Guarantor's certificate of incorporation or bylaws; (ii) violate the provisions of any law applicable to Guarantor or the transactions contemplated hereby; or (iii) result in a breach of or constitute a default under any agreement to which Guarantor is a party or by which it or its assets or property are bound which breach or default would have a material adverse effect on Guarantor's ability to perform its obligations hereunder.

                (f) No Proceedings. There is no action, suit or proceeding at law or in equity or by or before any governmental authority or arbitral tribunal now pending or, to the best knowledge of Guarantor, threatened against Guarantor which reasonably could be expected to have a material adverse effect on Guarantor's ability to perform its obligations under this Guaranty.

                (g) No Claims. Guarantor's obligations under this Guaranty are not subject to any offsets or claims of any kind against either Buyer, O&R or any other Person.

           Section 6. Repayment and Reinstatement. If any claim is ever made upon O&R or any Person claiming through O&R for repayment or disgorgement of any amount or amounts received by O&R from SEL or NY-Gen, as applicable in payment of the Guaranteed Lovett Obligations or the Guaranteed Gas and Hydro Obligations and O&R or such Person, as the case may be, repays or disgorges all or any part of said amount, then, notwithstanding any revocation or termination of this Guaranty, Guarantor shall be and remain liable to O&R or such Person, as the case may be, under the terms of this Guaranty for the amount so repaid, to the same extent as if such amount had never originally been received by O&R or such Person, as the case may be.

           Section 7. Amendments; Waivers; Etc. Neither this instrument nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by O&R and Guarantor, as the case may be. No delay or failure by O&R to exercise any remedy against either Buyer or Guarantor will be construed as a waiver of that right or remedy. No failure on the part of O&R to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by any applicable law.

           Section 8. Severability. In the event that the provisions of this Guaranty are claimed or held to be inconsistent with any other instrument evidencing or securing O&R or the Guaranteed Lovett Obligations, the Guaranteed Gas and Hydro Obligations, the terms of this Guaranty shall remain fully valid and effective. If any one or more of the provisions of this Guaranty should be determined to be illegal or unenforceable, all other provisions shall remain effective.

           Section 9.  Assignment.

                (a) Assignability. Guarantor shall not have the right to assign any of Guarantor's rights or obligations under this Guaranty. O&R may, at any time and from time to time, assign, in whole or in part, their respective rights hereunder to any Person to whom O&R has the right to assign their rights or obligations under and, pursuant to the terms of the Lovett Sales Agreement or the Gas and Hydro Sales Agreement, whereupon such assignee shall succeed to all rights of O&R hereunder, as the case may be.

                (b) Successors and Assigns. Subject to Section 9(a) hereof, all of the terms of this instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

           Section 10. Addresses for Notices. All notices and other communications provided for hereunder shall be given in accordance with the notice requirements of the Lovett Sales Agreement, the Gas and Hydro Sales Agreement, and if to Guarantor, at the address specified below the space for its execution of this Guaranty.

           Section 11.  Jurisdiction.

                (a) To the extent permitted by applicable law, Guarantor hereby irrevocably submits to the jurisdiction of any state or federal court sitting in New York City in any action or proceeding arising out of or relating to this Guaranty, and Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such a court. Guarantor and O&R hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. To the extent permitted by applicable law, Guarantor irrevocably consents to the service of any and all process in any such action or proceedings by the mailing of copies of such process to Guarantor at its address specified below the space for its execution of this Guaranty. Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                (b) To the extent that Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process otherwise consented to in paragraph (a) of this section (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, to the extent permitted by law, Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Guaranty.

           Section 12. Governing Law. This Guaranty shall be governed by, and construed in accordance with, the laws of the state of New York except the choice of law rules.

           Section 13. Entire Agreement. This Guaranty contains the complete agreement of Guarantor with respect to the matters contained herein and supersedes all other negotiations or agreements, whether written or oral, with respect to the subject matter hereof.


           IN WITNESS WHEREOF, Guarantor has signed this Guaranty under seal effective as of the date first above written.

                     SOUTHERN ENERGY, INC.


                     By:   /s/ Randy Harrison
                           _____________________________
                           Name:  Randy Harrison
                           Title: Vice President - Project Development

                           Address:  900 Ashwood Parkway
                                     Suite 500
                                     Atlanta, GA 30308

 ACCEPTED AND AGREED:

 ORANGE AND ROCKLAND UTILITIES, INC.


 By:   /s/ D. Louis Peoples
      ______________________________
      Name:   D. Louis Peoples
      Title:  Vice Chairman and Chief
                Executive Officer
      Address:  One Blue Hill Plaza
                Pearl River, New York  10965